PRESS RELEASE

Contact:	Douglas L. Williams	Patrick T. Oakes
	Chief Executive Officer	Executive Vice President and CFO
	404-995-6051	404-995-6079
	doug.williams@atlcapbank.com	patrick.oakes@atlcapbank.com

ATLANTIC CAPITAL BANCSHARES REPORTS FOURTH QUARTER 2015 RESULTS
Atlanta, GA - January 29, 2016 - Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced results of the quarter ended December 31, 2015. The Company reported a net loss of $824 thousand, or $(0.05) per diluted share and operating net income of $9.7 million, or operating diluted EPS of $0.62.
Fourth Quarter Highlights

•	Completed the merger of First Security Group, Inc. on October 31, 2015

•	Announced divestiture of seven branches in Eastern Tennessee

•	Reported total assets of $2.6 billion, loans of $1.8 billion and deposits of $2.1 billion as of December 31, 2015

•	Achieved tangible book value per share of $10.59 as of December 31, 2015

•	Reported net interest margin of 3.11%

2015 Highlights

•	Legacy Atlantic Capital period-end deposits increased $243 million, or 22% compared to 2014

•	Non-interest income increased $3.1 million, or 59%, compared to 2014

•	Annual net-charge offs to average loans of 0.05%

Douglas Williams, Chief Executive Officer, commented, “With the merger with First Security, we met our objectives to provide our shareholders with public market liquidity, and to diversify our business mix and geographic footprint.”
Mr. Williams continued, “We plan to earn superior shareholder returns over the next 24-36 months by building on the solid performance trajectory evident at legacy Atlantic Capital in 2015, and repositioning legacy FSG businesses for improved performance and conformity to our mission of developing a premier regional corporate business and private banking company.”
Merger with First Security Group
On October 31, 2015, Atlantic Capital completed its merger with First Security Group, Inc. (“FSG”). The consideration consisted of approximately $47.1 million in cash and 8.79 million shares of Atlantic Capital common stock, for total consideration of $168 million. The financial results of Atlantic Capital for the three and twelve months ended December 31, 2015 include the operating results of FSG for the two months subsequent to October 31, 2015.
In conjunction with the merger, Atlantic Capital also completed a $25.0 million private placement of Atlantic Capital common stock at $12.60 per share. Atlantic Capital used the proceeds from this private placement as well as from the issuance of a $50.0 million private placement of subordinated debt that was completed on September 28, 2015, to fund the cash portion of the merger consideration. Atlantic Capital acquired approximately $857 million of loans and loans held for sale, and assumed approximately $968 million of deposits with the merger.
Sale of Eastern Tennessee Branches
On December 17, 2015, Atlantic Capital announced the sale of seven legacy FSG branches in Eastern Tennessee. These branch divestitures include the sale of approximately $207 million in deposits, $35.5 million in loans and $7.2 million in other assets. Subject to customary closing conditions, including the receipt of all necessary regulatory approvals, the transactions are expected to be completed during the second quarter of 2016.

Results of Operations
Atlantic Capital reported a net loss of $824 thousand, or a loss of $0.05 per diluted share, for the full year 2015, compared to net income of $7.5 million, or $0.55 per diluted share for the full year 2014. Operating net income totaled $9.7 million, or $0.62 per diluted share, for 2015 compared to $7.5 million, or $0.55 per diluted share, for 2014. Operating net income excludes merger related expenses and the fourth quarter 2015 loan loss provision expense related to the necessary increase in the allowance for loan losses due to the increase in loans resulting from the acquisition of FSG.
For the fourth quarter of 2015, Atlantic Capital recorded a net loss of $7.7 million, or a diluted loss per share of $0.37, compared to net income of $2.2 million, or $0.16 earnings per diluted share, in the third quarter of 2015. Operating net income, totaled $1.63 million, or $0.08 per diluted share, for the fourth quarter of 2015, compared to $2.67 million, or $0.19 per diluted share in the third quarter of 2015. Operating net income excludes merger related expenses and the loan loss provision expense related to the necessary increase in the allowance for loan losses due to the increase in loans resulting from the acquisition of FSG.
Net interest income improved to $15.9 million in the fourth quarter of 2015 from $9.5 million in the third quarter of 2015, primarily due to the impact of the merger with FSG. Net accretion income on acquired loans totaled $625 thousand and premium amortization on acquired time deposits totaled $181 thousand in the fourth quarter of 2015. Net interest margin increased from 2.93% in the third quarter of 2015 to 3.11% in the fourth quarter of 2015. The discount accretion on acquired loans and premium amortization on time deposits contributed 16 basis points to the increase in the net interest margin.
At December, 31, 2015, the allowance for loan losses was $19.2 million, or 1.07% of total loans, compared to $11.9 million, or 1.13% of total loans as of September 30, 2015. The increase in the allowance was primarily due to the acquired FSG loan portfolio recorded in the fourth quarter of 2015. Annualized net charge-offs were 0.15% of average loans in the fourth quarter of 2015 and (0.01)% for the third quarter of 2015. The provision for loan losses was $7.9 million in the fourth quarter of 2015 compared to $(137) thousand in the third quarter of 2015. The higher provision expense was mainly due to the necessary allowance for the acquired FSG portfolio.
Non-interest income improved to $3.4 million in the fourth quarter of 2015 from $1.7 million in the third quarter of 2015. Service charges and fees on deposit accounts increased by $744 thousand compared to the third quarter of 2015, primarily due to the addition of FSG deposit accounts. Two new lines of business resulting from the merger - mortgage banking and trust - contributed $163 thousand and $192 thousand, respectively, during the fourth quarter of 2015. SBA lending activities, which includes gains on sales of the guaranteed portion of certain SBA loans as well as servicing fees on previously sold SBA loans, contributed $904 thousand to non-interest income during the fourth quarter of 2015, up $159 thousand from the prior quarter.
The TriNet division originates commercial real estate loans, of which a portion are sold each quarter. During the fourth quarter of 2015, Atlantic Capital sold approximately $60 million in TriNet loans for a gain of $1.1 million that was included in the day one fair value mark of the FSG portfolio at acquisition and was not included in non-interest income for the fourth quarter of 2015.
Non-interest expense totaled $22.2 million in the fourth quarter of 2015 compared to $7.7 million in the third quarter of 2015. The increase in expenses was primarily due to the addition of FSG and $6.3 million in merger related charges, which included professional fees, severance, and other expenses required to close the acquisition. Operating non-interest expense, which excludes merger related charges, increased by $9.0 million. Salaries and employee benefits for the fourth quarter of 2015 totaled $9.8 million, an increase of $4.9 million compared to the previous quarter. The increase included $1.1 million in non-merger related severance payments and one-time bonuses. Other non-interest expense increased $1.9 million from the third quarter of 2015, and included a $372 thousand provision for unfunded commitments.
Total loans, including loans held for sale, increased $839.7 million from September 30, 2015, to $1.89 billion as of December 31, 2015. The December 31, 2015 balance included $60 million in TriNet loans held for sale and $35 million in branch loans held for sale in connection with the pending sale of the seven Eastern Tennessee branches. The overall increase in loans was due to the addition of the FSG loan portfolio.

Total nonperforming assets as a percentage of total assets was 0.45% as of December 31, 2015, which was an increase from 0.00% as of September 30, 2015. The increase in nonperforming loans was primarily driven by the addition of $4.2 million from the acquired FSG loan portfolio and other real estate and $7.7 million increase in the legacy Atlantic Capital loan portfolio.
Deposits increased $923 million from September 30, 2015, to $2.05 billion at December 31, 2015. The increase in deposits was primarily due to the addition of the FSG deposit portfolio and an increase in the year-end legacy Atlantic Capital payments business.
Earnings Conference Call
The Company will host a conference call at 10:00 a.m. EST on Friday, January 29, 2016, to discuss the financial results for the quarter ended December 31, 2015. Individuals wishing to participate in the conference call may do so by dialing 844.868.8848 from the United States and entering Conference ID 25051485. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.atlanticcapitalbank.com.
Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) operating net income; (ii) operating non-interest expense; (iii) operating provision for loan losses, (iv) operating efficiency ratio, (v) operating return on assets; (vi) operating return on equity and (vii) tangible common equity, in its analysis of the Company's performance. Operating net income excludes the following from net income available to common shareholders: merger and conversion costs, provision for loan losses for the FSG portfolio, and the income tax effect of adjustments. Operating non-interest expense excludes merger and conversion costs from non-interest expense. The operating efficiency ratio excludes merger and conversion costs from the efficiency ratio. Operating provision for loan losses excludes the provision related to loans acquired from FSG. Tangible common equity excludes goodwill and other intangible assets, from shareholders' equity.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements
This news release contains, and Atlantic Capital and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: increases in expected costs or decreases in expected savings or difficulties related to merger integration matters; inability to identify and successfully negotiate and complete additional combinations with other potential merger partners or to successfully integrate such businesses into Atlantic Capital, including the company’s ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combinations; failure to generate an adequate return on investment related to new branches or other hiring initiatives; inability to generate future organic growth in loan balances, retail banking, wealth management, mortgage banking or capital markets results through the hiring of new personnel, development of new products, including new online and mobile banking platforms for treasury services, opening of de novo branches or otherwise; inability to capitalize on identified revenue enhancements or expense management opportunities, including the inability to achieve targeted adjusted non-interest expense to adjusted operating revenue targets; inability to generate future ATM and card income from marketing expenses; variability in the performance of covered loans and associated loss-share related expenses; the effects of negative or soft economic conditions, including stress in the commercial real estate markets or failure of continued recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying non-interest expense levels; failure of assumptions underlying the establishment of allowances for loan losses; deterioration in the credit quality of the loan portfolio or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolio; the possibility of recognizing other than temporary impairments on holdings of collateralized loan obligation securities as a result of the Volcker Rule; the impacts on Atlantic Capital of a potential increasing rate environment; the potential impacts of any government shutdown or debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements of Atlantic Capital, other uses of capital, the company’s financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Atlantic Capital’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk. Forward-looking statements speak only as of the date they are made, and Atlantic Capital undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

About Atlantic Capital Bancshares
Atlantic Capital Bancshares, Inc., with assets of $2.6 billion, is a publicly-traded bank holding company headquartered in Atlanta, Georgia with corporate offices in Chattanooga and Knoxville, Tennessee. Operating under the “Atlantic Capital” brand in Atlanta and “FSGBank” brand in east Tennessee and northwest Georgia, the company provides lending, treasury management and capital markets services to small and mid-sized businesses. The company’s banking offices also provide mortgage, trust and other banking services to private and individual clients.

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

	2015				2014	Fourth Quarter	For the year ended December 31,		YTD
(in thousands, except share and per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2015 to 2014 Change	2015	2014	2015 to 2014 Change
INCOME SUMMARY
Interest income	$18,240	$10,334	$10,481	$9,912	$9,878	85%	$48,967	$36,542	34%
Interest expense	2,352	840	911	880	891	164	4,983	3,449	44
Net interest income	15,888	9,494	9,570	9,032	8,987	77	43,984	33,093	33
Operating provision for loan losses (1)	1,107	(137)	185	364	19	5,726	1,519	488	211
Net interest income after provision for loan losses	14,781	9,631	9,385	8,668	8,968	65	42,465	32,605	30
Noninterest income	3,357	1,729	3,028	1,182	1,502	124	9,296	5,342	74
Operating noninterest expense (2)	15,921	6,953	7,065	6,694	7,175	122	36,633	26,574	38
Operating income before income taxes	2,217	4,407	5,348	3,156	3,295	(33)	15,128	11,373	33
Operating income tax expense (benefit)	583	1,738	1,980	1,129	1,144	(49)	5,435	3,857	41
Operating net income (2)	1,634	2,669	3,368	2,027	2,151	(24)	9,693	7,516	29
Provision for acquired non PCI FSG loans	4,153	—	—	—	—	—	4,153	—	—
Merger related charges, net of income tax	5,147	443	466	313	—	—	6,364	—	—
Net income (loss) - GAAP	$(7,666)	$2,226	$2,902	$1,714	$2,151	(456)%	$(824)	$7,516	(111)%

PER SHARE DATA
Diluted earnings (loss) per share - GAAP	$(0.37)	$0.16	$0.21	$0.12	$0.16		$(0.05)	$0.55
Diluted earnings per share - operating (1)(2)	0.08	0.19	0.24	0.15	0.16		0.62	0.55
Book value per share	11.87	11.05	10.8	10.67	10.48		11.87	10.48
Tangible book value per share (3)	10.59	10.95	10.72	10.61	10.41		10.59	10.41

PERFORMANCE MEASURES
Return on average equity - GAAP	(12.42)%	6.08%	7.99%	4.83%	6.18%		(0.48)%	5.54%
Return on average equity - operating (1)(2)	2.65	7.29	9.28	5.71	6.18		5.68	5.54
Return on average assets - GAAP	(1.36)	0.66	0.84	0.51	0.66		(0.05)	0.61
Return on average assets operating (1)(2)	0.29	0.79	0.98	0.60	0.66		0.61	0.61
Net interest margin	3.11	2.93	2.92	2.86	2.86		2.98	2.85
Efficiency ratio - GAAP	115.54	68.35	61.95	69.66	68.89		84.33	69.14
Efficiency ratio - operating (1)(2)	82.73	61.95	56.08	65.54	68.89		68.76	69.14

CAPITAL
Average equity to average assets	10.98%	10.85%	10.53%	10.54%	10.62%		10.79%	11.06%
Tangible common equity to tangible assets	9.93	10.76	10.6	10.39	10.67		9.93	10.67
Tier 1 capital ratio	8.7 (5)	11.0	10.4	10.1	11.0		8.7 (5)	11.0
Total risk based capital ratio	11.6 (5)	15.5	11.3	11.0	11.9		11.6 (5)	11.9
Number of common shares outstanding - basic	24,425,546	13,562,125	13,562,125	13,508,480	13,453,820		24,425,546	13,453,820
Number of common shares outstanding - diluted	25,059,823	13,904,395	13,904,395	13,850,750	13,650,580		25,059,823	13,650,580

ASSET QUALITY
Allowance for loan losses to loans	1.07%	1.13%	1.13%	1.09%	1.10%		1.07%	1.10%
Net charge-offs to average loans (4)	0.15	(0.01)	—	(0.01)	(0.04)		0.05	(0.01)
NPAs to total assets	0.45	—	—	0.11	0.12		0.45	0.12

AVERAGE BALANCES
Loans	$1,583,280	$1,052,745	$1,062,736	$1,040,638	$1,012,309	56%	$1,184,689	$918,901	29%
Investment securities	255,312	134,016	139,707	134,638	131,769	94	165,796	143,727	15
Total assets	2,248,614	1,349,997	1,379,150	1,346,437	1,311,506	71	1,581,687	1,227,230	29
Deposits	1,886,292	1,101,434	1,113,333	1,085,749	1,067,831	77	1,296,763	983,772	32
Shareholders’ equity	246,842	146,430	145,210	141,930	139,220	77	170,675	135,687	26
Number of common shares - basic	20,494,895	13,562,125	13,552,820	13,465,579	13,453,820	52	15,283,437	13,445,122	14
Number of common shares - diluted	21,004,577	13,904,395	13,895,090	13,798,344	13,650,580	54	15,663,865	13,641,882	15

(1) Excludes provision for acquired non PCI FSG loans (2) Excludes merger related charges (3) Excludes effect of servicing asset and acquisition related intangibles. (4) Annualized. (5) Amounts are estimates as of 12/31/15.

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Balance Sheets (unaudited)

	December 31,	September 30,	December 31,
(in thousands, except share and per share data)	2015	2015	2014
ASSETS
Cash and due from banks	$58,319	$45,971	$36,490
Interest-bearing deposits in banks	130,900	90,695	12,137
Other short-term investments	13,666	24,135	45,623
Cash and cash equivalents	202,885	160,801	94,250
Investment securities available-for-sale	346,221	127,168	133,437
Other investments	8,182	3,011	3,653
Loans held for sale	59,995	—	—
Branch loans held for sale	35,470	—	—
Loans held for investment	1,790,669	1,046,437	1,039,713
Less: allowance for loan losses	(19,153)	(11,862)	(11,421)
Loans, net	1,771,516	1,034,575	1,028,292
Branch premises held for sale	7,200	—	—
Premises and equipment, net	23,145	3,138	3,612
Bank owned life insurance	60,608	30,479	30,571
Goodwill and intangible assets, net	31,253	1,259	782
Other real estate owned	1,982	27	1,531
Other assets	87,721	21,240	18,731
Total assets	$2,636,178	$1,381,698	$1,314,859

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$544,561	$328,065	$320,346
Interest-bearing checking	235,682	135,350	91,709
Savings	28,922	321	304
Money market	875,441	550,879	572,658
Time	183,206	15,434	16,129
Brokered deposits	183,810	98,559	104,699
Total deposits	2,051,622	1,128,608	1,105,845
Branch deposits held for sale	206,940	—	—
Federal Home Loan Bank borrowings	—	43,000	56,517
Federal funds purchased and securities sold under agreements to repurchase	11,931	—	—
Long-term debt	49,197	49,226	—
Other liabilities	26,506	11,055	11,568
Total liabilities	2,346,196	1,231,889	1,173,930

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 10,000,000 shares authorized; 0 shares issued
and outstanding at December 31, 2015 and 2014	—	—	—
Common stock, no par value; 100,000,000 shares authorized; 24,546,794 shares issued and 24,425,546 shares outstanding at December 31, 2015,
and 13,497,118 shares issued and 13,453,820 shares outstanding at December 31, 2014	286,420	136,941	135,860
Retained earnings	3,636	11,302	4,460
Accumulated other comprehensive income (loss)	(74)	1,566	609
Total shareholders’ equity	289,982	149,809	140,929
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,636,178	$1,381,698	$1,314,859

ATLANTIC CAPITAL BANCSHARES, INC.
Consolidated Statements of Income (unaudited)

(in thousands, except per share data)	Three months ended			Twelve months ended
	December 31, 2015	September 30, 2014	December 31, 2014	December 31, 2015	December 31, 2014
INTEREST INCOME
Loans, including fees	$16,688	$9,423	$8,978	$44,562	$32,762
Investment securities available-for-sale	1,224	664	715	3,301	3,109
Interest and dividends on other interest‑earning assets	328	247	185	1,104	671
Total interest income	18,240	10,334	9,878	48,967	36,542

INTEREST EXPENSE
Interest on deposits	1,416	751	756	3,678	2,889
Interest on Federal Home Loan Bank advances	7	52	109	290	437
Interest on federal funds sold and securities sold under
agreements to repurchase	10	20	26	79	123
Interest on long-term debt	841	17	—	858	—
Other	78	—	—	78	—
Total interest expense	2,352	840	891	4,983	3,449

NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	15,888	9,494	8,987	43,984	33,093
Provision for loan losses	7,871	(137)	19	8,283	488
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,017	9,631	8,968	35,701	32,605

NONINTEREST INCOME
Service charges	1,265	521	336	2,613	1,170
Gains on sale of securities available-for-sale	—	10	15	10	59
Mortgage income	163	—	—	163	—
Trust income	192	—	—	192	—
Derivatives income	89	67	183	304	245
Bank owned life insurance	365	227	241	2,159	932
SBA lending activities	904	745	572	2,910	2,264
Other noninterest income	379	159	155	945	672
Total noninterest income	3,357	1,729	1,502	9,296	5,342

NONINTEREST EXPENSE
Salaries and employee benefits	9,807	4,859	4,942	24,244	18,608
Occupancy	907	419	420	2,170	1,721
Equipment and software	608	243	235	1,295	921
Professional services	872	208	299	1,485	1,055
Postage, printing and supplies	115	21	25	178	91
Communications and data processing	555	313	336	1,541	1,253
Marketing and business development	197	90	77	410	323
FDIC premiums	341	161	197	857	643
Merger and conversion costs	6,314	718	—	8,296	—
Other noninterest expense	2,519	639	644	4,453	1,959
Total noninterest expense	22,235	7,671	7,175	44,929	26,574

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(10,861)	3,689	3,295	68	11,373
Provision for income taxes	(3,195)	1,463	1,144	892	3,857
(LOSS) NET INCOME	$(7,666)	$2,226	$2,151	$(824)	$7,516

Net (loss) income per common share‑basic	$(0.37)	$0.16	$0.16	$(0.05)	$0.56
Net (loss) income per common share‑diluted	$(0.37)	$0.16	$0.16	$(0.05)	$0.55

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended December 31,
	2015			2014
(dollars in thousands)	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate

Assets
Deposits in other banks	$117,646	$167	0.56%	$59,538	$53	0.35%
Other short-term investments	34,700	114	1.30%	37,235	81	0.86%
Investment securities:
Taxable investment securities	245,475	1,164	1.88%	129,412	695	2.13%
Non-taxable investment securities	9,837	60	2.42%	2,357	20	3.36%
Total investment securities	255,312	1,224	1.90%	131,769	715	2.15%
Total loans	1,612,854	16,688	4.11%	1,012,367	8,978	3.52%
FHLB stock	3,583	47	5.20%	3,907	51	5.05%
Total interest-earning assets	2,024,095	18,240	3.58%	1,244,816	9,878	3.15%
Non-earning assets	224,519			66,690
Total assets	$2,248,614			$1,311,506
Liabilities
Interest bearing deposits:
NOW, money market, and savings	1,015,427	950	0.37%	601,210	579	0.38%
Time deposits	184,257	165	0.36%	16,258	17	0.41%
Internet and brokered deposits	199,748	301	0.60%	161,268	160	0.39%
Total interest-bearing deposits	1,399,432	1,416	0.40%	778,736	756	0.38%
Total borrowings	24,564	95	1.53%	95,669	135	0.56%
Total long-term debt	49,189	841	6.78%	—	—	—%
Total interest-bearing liabilities	1,473,185	2,352	0.63%	874,405	891	0.40%
Demand deposits	486,860			289,096
Other liabilities	41,727			8,784
Stockholders' equity	246,842			139,221
Total liabilities and stockholders' equity	$2,248,614			$1,311,506
Net interest spread			2.94%			2.74%
Net interest income and net interest margin(1)		$15,888	3.11%		$8,987	2.86%

(1) Net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Twelve months ended December 31,
	2015			2014
(dollars in thousands)	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate

Assets
Deposits in other banks	$63,785	$251	0.39%	$56,328	$214	0.38%
Other short-term investments	50,322	664	1.32%	36,828	311	0.84%
Investment securities:
Taxable investment securities	161,597	3,179	1.97%	141,627	3,035	2.14%
Non-taxable investment securities	4,199	122	2.91%	2,100	74	3.54%
Total investment securities	165,796	3,301	1.99%	143,727	3,109	2.16%
Total loans	1,192,103	44,562	3.74%	918,959	32,762	3.57%
FHLB stock	4,338	189	4.36%	3,917	146	3.74%
Total interest-earning assets	1,476,344	48,967	3.32%	1,159,759	36,542	3.15%
Non-earning assets	105,343			67,471
Total assets	$1,581,687			$1,227,230
Liabilities
Interest bearing deposits:
NOW, money market, and savings	745,777	2,839	0.38%	605,014	2,376	0.39%
Time deposits	58,133	211	0.36%	16,322	69	0.42%
Internet and brokered deposits	140,416	628	0.45%	107,575	444	0.41%
Total interest-bearing deposits	944,326	3,678	0.39%	728,911	2,889	0.40%
Total borrowings	84,196	447	0.53%	100,326	560	0.56%
Total long-term debt	12,805	858	6.70%	—	—	—%
Total interest-bearing liabilities	1,041,327	4,983	0.48%	829,237	3,449	0.42%
Demand deposits	352,437			254,861
Other liabilities	17,248			7,445
Stockholders' equity	170,675			135,687
Total liabilities and stockholders' equity	$1,581,687			$1,227,230
Net interest spread			2.84%			2.73%
Net interest income and net interest margin(1)		$43,984	2.98%		$33,093	2.85%

(1) Net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans

	2015				2014	Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Atlantic Capital Bancshares, Inc. Loans

Loans held for sale	$59,995	$—	$1,768	$581	$—	$59,995	$59,995
Branch loans held for sale	35,470	—	—	—	—	35,470	35,470
Total loans held for sale	95,465	—	1,768	581	—	95,465	95,465

Loans held for investment
Commercial loans:
Commercial and industrial	$467,083	$366,830	$368,857	$375,619	$365,447	$100,253	$101,636
Commercial real estate	846,413	440,226	437,000	440,100	439,071	406,187	407,342
Construction and land	166,358	106,934	90,039	99,146	82,567	59,424	83,791
Mortgage warehouse loans	84,350	89,816	113,285	130,112	116,939	(5,466)	(32,589)
Total commercial loans	1,564,204	1,003,806	1,009,181	1,044,977	1,004,024	560,398	560,180

Residential:
Residential mortgages	110,381	726	728	737	1,320	109,655	109,061
Home equity	80,738	27,186	32,005	26,829	28,464	53,552	52,274
Total residential loans	191,119	27,912	32,733	27,566	29,784	163,207	161,335

Consumer	30,451	18,741	18,462	15,608	9,290	11,710	21,161
Other	6,901	—	—	—	—	6,901	6,901
	1,792,675	1,050,459	1,060,376	1,088,151	1,043,098	742,216	749,577
Less net deferred fees and other unearned income	$(2,006)	$(4,022)	$(3,688)	$(3,482)	$(3,385)	$2,015	$1,378
Total loans held for investment	$1,790,669	$1,046,437	$1,056,688	$1,084,669	$1,039,713	$744,232	$750,956

Legacy Atlantic Capital Loans

Loans held for sale	$—	$—	$1,768	$581	$—	$—	$—

Loans held for investment
Commercial loans:
Commercial and industrial	$365,281	$366,830	$368,857	$375,619	$365,447	$(1,549)	$(166)
Commercial real estate	436,866	440,226	437,000	440,100	439,071	(3,360)	(2,205)
Construction and land	118,766	106,934	90,039	99,146	82,567	11,832	36,199
Mortgage warehouse loans	84,350	89,816	113,285	130,112	116,939	(5,466)	(32,589)
Total commercial loans	1,005,263	1,003,806	1,009,181	1,044,977	1,004,024	1,457	1,239

Residential:
Residential mortgages	724	726	728	737	1,320	(2)	(596)
Home equity	26,034	27,186	32,005	26,829	28,464	(1,152)	(2,430)
Total residential loans	26,758	27,912	32,733	27,566	29,784	(1,154)	(3,026)

Consumer	20,028	18,741	18,462	15,608	9,290	1,287	10,738
	1,052,049	1,050,459	1,060,376	1,088,151	1,043,098	1,590	8,951
Less net deferred fees and other unearned income	(4,472)	(4,022)	(3,688)	(3,482)	(3,385)	(450)	(1,087)
Total loans held for investment	$1,047,577	$1,046,437	$1,056,688	$1,084,669	$1,039,713	$1,140	$7,864

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Loan Losses Activity and Credit Quality

	2015						2014
	Non-PCI Loans	PCI Loans	Total
(dollars in thousands)	Fourth Quarter	Fourth Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Loans held for investment	$1,768,186	$22,483	$1,790,669	$1,046,437	$1,056,688	$1,084,669	$1,039,713

Balance at beginning of period	$11,862	$—	$11,862	$11,985	$11,800	$11,421	$11,301
Provision for loan losses	7,871	—	7,871	(137)	185	364	19
Loans charged-off:
Commercial real estate	(500)	—	(500)	—	—	—	—
Consumer	(128)	—	(128)	—	—	—	—
Total loans charged-off	(628)	—	(628)	—	—	—	—
Recoveries on loans previously charged‑off:
Construction and land	—	—	—	14	—	15	37
Commercial real estate	—	—	—	—	—	—	64
Consumer	48	—	48	—	—	—	—
Balance at period end	$19,153	$—	$19,153	$11,862	$11,985	$11,800	$11,421

Allowance for loan losses to loans			1.07%	1.13%	1.13%	1.09%	1.10%
Net charge-offs to average loans (1)			0.15	(0.01)	—	(0.01)	(0.04)

Non-performing loans	$8,527	$1,422	$9,949	$—	$—	$—	$—
Foreclosed Properties (OREO)	1,982	—	1,982	27	27	1,531	1,531
Total nonperforming assets	$10,509	$1,422	$11,931	$27	$27	$1,531	$1,531

Nonperforming loans as a percentage of total loans	0.47%	—%	0.54%	—%	—%	—%	—%
Nonperforming assets as a percentage of total assets	0.40	—	0.45	—	—	0.11	0.12

(1) Annualized

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

	2015				2014	Linked Quarter Change	Year Over Year Change
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Atlantic Capital Bancshares, Inc. Deposits
DDA	$544,561	$328,065	$327,775	$300,439	$320,346	$216,496	$224,215
NOW	235,682	135,350	115,614	106,680	91,709	100,332	143,973
Savings	28,922	321	437	403	304	28,601	28,618
Money Market	875,441	550,879	546,408	585,971	572,658	324,562	302,783
Time	183,206	15,434	16,597	16,069	16,129	167,772	167,077
Brokered	183,810	98,559	96,230	139,049	104,699	85,251	79,111
Total Deposits	$2,051,622	$1,128,608	$1,103,061	$1,148,611	$1,105,845	$923,014	$945,777

Legacy Atlantic Capital Deposits
DDA	$399,615	$328,065	$327,775	$300,439	$320,346	$71,550	$79,269
NOW	169,041	135,350	115,614	106,680	91,709	33,691	77,332
Savings	417	321	437	403	304	96	113
Money Market	663,996	550,879	546,408	585,971	572,658	113,117	91,338
Time	15,384	15,434	16,597	16,069	16,129	(50)	(745)
Brokered	100,361	98,559	96,230	139,049	104,699	1,802	(4,338)
Total Deposits	$1,348,814	$1,128,608	$1,103,061	$1,148,611	$1,105,845	$220,206	$242,969

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance Measures Reconciliation
Selected Financial Information

(in thousands, except per share data)	2015				2014	For the year ended December 31,
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	2015	2014

Operating provision for loan losses reconciliation
Operating provision for loan losses	$1,107	$(137)	$185	$364	$19	$1,519	$488
Provision for acquired non PCI FSG loans	6,764	—	—	—	—	6,764	—
Provision for loan losses - GAAP	$7,871	$(137)	$185	$364	$19	$8,283	$488

Operating noninterest expense reconciliation
Operating noninterest expense	$15,921	$6,953	$7,065	$6,694	$7,175	$36,633	$26,574
Merger-related charges	6,314	718	756	508	—	8,296	—
Noninterest expense - GAAP	$22,235	$7,671	$7,821	$7,202	$7,175	$44,929	$26,574

Operating income before income taxes reconciliation
Operating income before income taxes	$2,217	$4,407	$5,348	$3,156	$3,295	$15,128	$11,373
Merger-related charges	(6,314)	(718)	(756)	(508)	—	(8,296)	—
Provision for acquired non PCI FSG loans	(6,764)	—	—	—	—	(6,764)	—
Income (loss) before income taxes - GAAP	$(10,861)	$3,689	$4,592	$2,648	$3,295	$68	$11,373

Income tax reconciliation
Operating income tax expense	583	1,738	1,980	1,129	1,144	5,435	3,857
Merger related charges, tax benefit	(1,167)	(275)	(290)	(195)	—	(1,932)	—
Provision for acquired non PCI FSG loans, tax benefit	(2,611)	—	—	—	—	(2,611)	—
Income tax expense - GAAP	$(3,195)	$1,463	$1,690	$934	$1,144	$892	$3,857

Net income reconciliation
Operating net income	1,634	2,669	3,368	2,027	2,151	9,693	$7,516
Merger related charges, net of income tax	(5,147)	(443)	(466)	(313)	—	(6,364)	—
Provision for acquired non PCI FSG loans, net of income tax	(4,153)	—	—	—	—	(4,153)	—
Net income - GAAP	$(7,666)	$2,226	$2,902	$1,714	$2,151	$(824)	$7,516

Diluted earnings per share reconciliation
Diluted earnings per share - operating	$0.08	$0.19	$0.24	$0.15	$0.16	$0.62	$0.55
Merger related charges	(0.45)	(0.03)	(0.03)	(0.03)	—	(0.67)	—
Diluted earnings per share - GAAP	$(0.37)	$0.16	$0.21	$0.12	$0.16	$(0.05)	$0.55

Book value per common share reconciliation
Total shareholders’ equity	$289,982	$149,809	$146,485	$144,159	$140,929	$289,982	$140,929
Intangible assets	(31,253)	(1,259)	(1,055)	(848)	(782)	(31,253)	(782)
Total tangible common equity	$258,729	$148,550	$145,430	$143,311	$140,147	$258,729	$140,147
Common shares outstanding	24,425,546	13,562,125	13,562,125	13,508,480	13,453,820	24,425,546	13,453,820
Book value per common share - GAAP	11.87	11.05	10.8	10.67	10.48	11.87	10.48
Tangible book value	10.59	10.95	10.72	10.61	10.41	10.59	10.41

Return on average equity reconciliation
Net income - GAAP	$(7,666)	$2,226	$2,902	$1,714	$2,151	$(824)	$7,516
Merger related charges, net of income tax	5,147	443	466	313	—	6,364	—
Provision for acquired FSG loans, net of income tax	4,153	—	—	—	—	4,153	—
Operating net income	$1,634	$2,669	$3,368	$2,027	$2,151	$9,693	$7,516
Average shareholders' equity	246,842	146,430	145,210	141,930	139,220	170,675	135,687
Return on average equity - GAAP	(12.42)%	6.08%	7.99%	4.83%	6.18%	(0.48)%	5.54%

Return on average equity - operating	2.65	7.29	9.28	5.71	6.18	5.68	5.54

Return on average assets reconciliation
Net income - GAAP	$(7,666)	$2,226	$2,902	$1,714	$2,151	$(824)	$7,516
Merger related charges, net of income tax benefit	5,147	443	466	313	—	6,364	—
Provision for acquired FSG loans	4,153	—	—	—	—	4,153	—
Operating net income	$1,634	$2,669	$3,368	$2,027	$2,151	$9,693	$7,516
Average assets	2,248,614	1,349,997	1,379,150	1,346,437	1,311,506	1,581,687	1,227,230
Return on average assets - GAAP	(1.36)%	0.66%	0.84%	0.51%	0.66%	(0.05)%	0.61%
Return on average assets - operating	0.29	0.79	0.98	0.60	0.66	0.61	0.61

Efficiency ratio reconciliation
Operating noninterest expense	$15,921	$6,953	$7,065	$6,694	$7,175	$36,633	$26,574
Merger-related charges	6,314	718	756	508	—	8,296	—
Noninterest expense - GAAP	$22,235	$7,671	$7,821	$7,202	$7,175	$44,929	$26,574
Net interest income	15,888	9,494	9,570	9,032	8,987	43,984	33,093
Noninterest income	3,357	1,729	3,028	1,182	1,502	9,296	5,342
Efficiency ratio - GAAP	115.54%	68.35%	61.95%	69.66%	68.89%	84.33%	69.14%
Efficiency ratio - operating	82.73	61.95	56.08	65.54	68.89	68.76	69.14

Tangible equity to tangible assets reconciliation
Total shareholders’ equity	$289,982	$149,809	$146,485	$144,159	$140,929	$289,982	$140,929
Intangible assets	(31,253)	(1,259)	(1,055)	(848)	(782)	(31,253)	(782)
Total tangible common equity	$258,729	$148,550	$145,430	$143,311	$140,147	$258,729	$140,147

Total assets	$2,636,178	$1,381,698	$1,373,267	$1,380,768	$1,314,859	$2,636,178	$1,314,859
Intangible assets	(31,253)	(1,259)	(1,055)	(848)	(782)	(31,253)	(782)
Total tangible assets	$2,604,925	$1,380,439	$1,372,212	$1,379,920	$1,314,077	$2,604,925	$1,314,077
Tangible equity to tangible assets	9.93%	10.76%	10.6%	10.39%	10.67%	9.93%	10.67%